Exhibit 10.2

BILL OF SALE
OF LOAN AND SECURITY AGREEMENT

This Bill of Sale is delivered as of this      29th     day of    June    , 2012, by Robert J. Sorrentino, an individual residing in the State of Florida (“Seller”), to Gordon Dumont, an individual residing in the State of Louisiana (“Buyer”).

WITNESSETH:

WHEREAS, Seller desires to sell all title to and interest in the Loan and Security Agreement and Promissory Note dated December 20, 2010, by and between Seller and United eSystems, Inc. (“Debtor”) to Buyer which Agreement and Note have been attached hereto in Attachment A (the “Purchased Asset” or “Asset(s)”).

WHEREAS, Buyer desires to purchase the Asset of Seller attached in Attachment A for the price and in accordance with the terms contained herein.

NOW, THEREFORE, in consideration of the premises and the good and valuable consideration contained in paragraph four (4) herein, the receipt and sufficiency of which hereby acknowledged, Seller and Buyer hereby agree as follows:

1)           Conveyance.  Seller hereby (a) acknowledges receipt of the purchase price in the form of cash or cash equivalent for the Purchased Asset (as defined below) and (b) grants, conveys, transfers, sells, assigns and delivers to Buyer all of Seller’s rights, title and interest in and to Purchased Asset.  As used herein, “Purchased Assets” means the Promissory Note between Seller and Debtor in the original amount of $500,000.00 dollars along with the Security Agreement all of which has been set forth with specificity in Attachment A.

2)           Sale is As-Is, Where-Is.   BUYER UNDERSTANDS AND AGREES THAT THE SALE OF THE ASSET IS “AS-IS, WHERE-IS” WITH NO WARRANTY WHATSOEVER, EXPRESSED OR IMPLIED, AS TO THE COLLECTABILITY OF THE ASSET. Notwithstanding the provisions contained within Section 2 to the contrary, Seller represents as follows:

(i)	The assets conveyed are free and clear of any encumbrance and there are no legal, contractual, or public policy prohibitions that will prevent Seller from conveying the Assets described herein.
(ii)	November 1, 2012, Seller shall make a new loan to Debtor in the amount of $100,000.00. The terms and security associated therein have been setforth in Attachment B.

3)           Consideration.    The Purchase Price for the Assets shall be $250,000.00 cash or cash equivalent to be paid at Closing.

4)           Enforceable.   This Bill of Sale shall be binding upon Buyer and Seller, and their respective successors and assigns and any claim or dispute regarding the terms and provisions contained herein shall be governed by the laws of the State of Louisiana and venue, for purposes of any claim or dispute will be proper in any Louisiana State Court located in Orleans Parish.

5)           Counterparts.   This Bill of Sale may be executed in two or more counterparts, each of which shall be deemed original, but all of which together shall constitute one and the same agreement.

6)           Receipt.    Upon receipt of the consideration for the Purchased Asset, Seller shall transfer to Buyer the original Promissory Note and Loan Security Agreement.  In addition, Seller shall execute a firm funding commitment with Debtor for the new loan between Seller and Debtor in the amount of $100,000.00 and an executed copy of this commitment shall be provided to Buyer on Closing.  Seller acknowledges that the new loan between Seller and Debtor is a material inducement for Buyer to acquire the Purchased Asset and without such new loan, Buyer would not have acquired the Purchased Asset.

7)           Further Assurances.    Buyer and Seller covenant and agree to take such steps and execute such documents as may reasonably be necessary to effectuate the transfer of the asset as contemplated by this Bill of Sale.

IN WITNESS WHEREOF, Seller and Buyer have caused this Bill of Sale to be executed and delivered as of the date first written above.

WITNESSES:		ROBERT J. SORRENTINO
/s/ Leon Nowalsky			/s/ Robert J. Sorrentino
		By:	Robert J. Sorrentino
Print	Leon Nowalsky	Its:

WITNESSES:		GORDON DUMONT
/s/ Leon Nowalsky			/s/ Gordon Dumont
		By:	Gordon Dumont
Print	Leon Nowalsky	Its:

INTERVENOR:

United eSystems, Inc. as Debtor herein consents to this transaction.

UNITED ESYSTEMS, INC.
By:	/s/ Walter Reid Green, Jr.
Its:	President